EXHIBIT 99.2

WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q4 FY2003 (All $ amounts in millions)

	Q4 FY02	Q1 FY03	Q2 FY03	Q3 FY03	Q4 FY03

REVENUE:	$541	$583	$749	$706	$680

REVENUE BY CHANNEL :
OEM	48%	52%	53%	53%	52%
DISTRIBUTORS	45%	41%	39%	39%	41%
RETAIL	7%	7%	8%	8%	7%

REVENUE BY GEOGRAPHY:
AMERICAS	54%	48%	50%	48%	46%
EUROPE	29%	33%	31%	31%	26%
ASIA	17%	19%	19%	21%	28%

REVENUE CONCENTRATION :
10 LARGEST CUSTOMERS	57%	55%	58%	55%	57%

HARD DRIVES UNITS (Millions):	8.0	8.6	10.3	10.3	10.5

WORLDWIDE HEADCOUNT :	9,550	10,003	10,829	10,958	11,508

ASSET MANAGEMENT
DSOs — AVERAGE	37	36	30	25	33

INVENTORY DETAIL :
TOTAL
RAW	$9	$7	$14	$13	$12
WIP	$10	$17	$19	$17	$20
FINISHED GOODS	$55	$68	$73	$81	$66

TOTAL INVENTORY, NET	$73	$92	$106	$111	$98

INVENTORY TURNS	26	22	23	21	23